UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2007 (November 14, 2007)
Silicon Mountain Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-11284	84-0910490

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
4755 Walnut Street, Boulder, Colorado 80301
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 938-1155
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 26, 2007, Silicon Mountain Holdings, Inc., a Colorado corporation (the “Registrant” or “Company”) entered into the Amendment to Amended and Restated Secured Convertible Term Note and Secured Term Note (the “Amendment”) dated as of November 5, 2007 by and among Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (“Valens U.S.”), Valens Offshore SPV I, Ltd. (“Valens Offshore”) and PSource Structured Debt Limited (“PSource” and together with Laurus, Valens U.S. and Valens Offshore, the “Holders”), and the Company, Silicon Mountain Memory, Incorporated (“Silicon Mountain”) and VCI Systems, Inc. (together with the Company and Silicon Mountain, the “Companies”). A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.
     The parties to the Amendment are parties to the Amended and Restated Convertible Term Note dated August 28, 2007 (the “Convertible Note”), a copy of which was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Commission on August 28, 2007. Laurus is the holder of the Secured Term Note dated September 25, 2006 (the “Term Note ”), a copy of which was filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the Commission on August 28, 2007. Each of Valens U.S., Valens Offshore, and PSource is an assignee of the Term Note. Silicon Mountain and VCI, collectively, are the issuers of the Term Note, and the Company is the guarantor of the Term Note.
     Under the original Convertible Note and Term Note, the Companies, collectively, were required to pay the Holders, collectively, monthly payments equal to $50,000 under the Convertible Note and $50,000 under the Term Note. Pursuant to the Amendment, during the period commencing November 1, 2007 and ending April 30, 2008, the Holders agreed to reduce the Companies’ monthly payments to $25,000 under the Convertible Note and $25,000 under the Term Note. The remaining $25,000 for each will be amortized over and paid in equal amounts in addition to each monthly amount scheduled on or after May 1, 2008 under the Convertible Note and Term Note, respectively, prior to giving effect to the Amendment. As a result, commencing May 1, 2008, the aggregate monthly amount payable by the Companies to the Holders will be $58,823.50 for the Convertible Note and $58,823.50 for the Term Note. At all times, the Companies are required to continue to pay any accrued and unpaid interest on the outstanding principal amount and any other unpaid amounts which are then owing to the Holders.
     As consideration for the deferred payments, the Companies collectively paid an aggregate of $30,000 to the Holders.
Item 2.02 Results of Operations and Financial Condition
     On November 14, 2007, the Registrant issued a press release announcing its financial results for its three months and nine months ended September 30, 2007. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, the text of which is incorporated herein by reference.
     Exhibit 99.1 to this Form 8-K contains “non-GAAP financial measure(s)” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company believes these measures provide useful information to management and to investors. The non-GAAP financial measures are earnings before interest, taxes, depreciation and amortization (“EBITDA”) on a consolidated basis and for each business division for the three months ended September 30, 2007 and 2006 and nine months ended September 30, 2007 and 2006. This non-GAAP measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).
•	Reconciliations of EBITDA on a consolidated basis and for the three months ended September 30, 2007 and 2006 and nine months ended September 30, 2007 and 2006 as compared to the most directly similar GAAP financial measures, are presented in the EBITDA reconciliation tables below. The Company believes that such presentation provides useful information to management and to investors.
     The information in this Item 2.02 of this Form 8-K and the related Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference..
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit
Number	Description
10.1	Amendment to Amended and Restated Secured Convertible Term Note and Secured Term Note entered into as of November 5, 2007
99.1	Press release of the Registrant, dated November 14, 2007

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON MOUNTAIN HOLDINGS, INC.

Signature:	/s/ Rudolph (Tré) A. Cates, III

Name:	Rudolph (Tré) A. Cates, III
Title:	President & Chief Executive Officer
Dated: November 30, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Amended and Restated Secured Convertible Term Note and Secured Term Note entered into as of November 5, 2007
99.1	Press release of the Registrant, dated November 14, 2007